Exhibit 32
CERTIFICATION OF QUARTERLY REPORT ON FORM 10-Q
OF DIVERSICARE HEALTHCARE SERVICES, INC.
FOR THE QUARTER ENDED MARCH 31, 2020
The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the undersigned’s best knowledge and belief, the Quarterly Report on Form 10-Q for Diversicare Healthcare Services, Inc. (the “Company”) for the period ending March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”):

(a)	fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
This Certification is executed as of May 7, 2020.

/s/ James R. McKnight, Jr.
James R. McKnight, Jr.
President and Chief Executive Officer, Principal Executive Officer and
An Officer Duly Authorized to SIgn on Behalf of the Registrant

/s/ Kerry D. Massey
Kerry D. Massey
Executive Vice President and Chief Financial Officer and
An Officer Duly Authorized to SIgn on Behalf of the Registrant
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.